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                                    AGREEMENT

   THIS AGREEMENT made as of 28th day of September, 1994 by and among ISRAEL DISCOUNT BANK OF NEW YORK ("IDB"), EXTEBANK ("EB"), BANK LEUMI TRUST COMPANY OF NEW YORK ("BL"), BANK HAPOALIM B.M. ("BH") and EUROPEAN AMERICAN BANK ("EAB").

                              W I T N E S S E T H:

   WHEREAS, IDB, EB, BL and BH previously entered into a bank intercreditor agreement dated September 9, 1993 which is attached hereto as Exhibit A (the "Bank Intercreditor Agreement") relating to certain obligations of Elk Associates Funding Corporation (the "Debtor"); and

   WHEREAS, the Debtor has terminated its loan agreement with EB and is about to terminate its loan agreement with BH (hereinafter EB and BH are sometimes collectively referred to as the "Former Banks"); and

   WHEREAS, the Debtor has entered into a loan agreement with EAB; and

   WHEREAS, the parties desire to remove the Former Banks as parties to the Bank Intercreditor Agreement and to make EAB a party to the Bank Intercreditor Agreement;

   NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Removal of Former Banks as Parties to the Bank Intercreditor Agreement.

   (a) Effective as of the date hereof, the Bank Intercreditor Agreement is hereby amended in order to remove EB as a party to the Bank Intercreditor Agreement. Accordingly, EB is hereby relieved of all obligations and shall no longer have any rights or be entitled to any benefits as a Creditor (as that term is defined in the Bank Intercreditor Agreement) pursuant to the terms of the Bank Intercreditor Agreement.

   (b) Effective upon the payment by Debtor to BH in an amount necessary to satisfy in full all obligations due from Debtor to BH under Debtor's loan agreement with BH, BH shall be removed as a party to the Bank Intercreditor Agreement. BH shall thereafter be relieved of all obligations and shall no longer have any rights or be entitled to any benefits as a Creditor (as that term is defined in the Bank Intercreditor Agreement) pursuant to the terms of the Bank Intercreditor Agreement.


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2. Admission of EAB as a Party to the Bank Intercreditor Agreement. Effective as
of the date hereof, the Bank Intercreditor Agreement is hereby amended in order to admit EAB as a party to the Bank Intercreditor Agreement. Accordingly, EAB shall be bound by the terms of the Bank Intercreditor Agreement and shall assume all of the obligations and be entitled to any and all rights and benefits as a Creditor (as that term is defined in the Bank Intercreditor Agreement) pursuant to the terms of the Bank Intercreditor Agreement.

3. Continuation Agreements. The Bank Intercreditor Agreement shall remain in full force and effect as modified pursuant to the terms hereof.

4. Further Assurances. The parties agree to execute any and all documents necessary to effectuate the withdrawal of the Former Banks as parties to the Bank Intercreditor Agreement and the admission of EAB as a party to the Bank Intercreditor Agreement.

5. Notices.

   EAB's address for notice or other communication in connection with the Bank Intercreditor Agreement shall be:

             European American Bank
             335 Madison Avenue
             New York, NY 10017
             Attention: Zach Mayo, Vice President
             Telecopy: 212-503-2667

6. Governing Law. This agreement shall be governed by the laws of the state of New York applicable to contracts made and to be performed wholly therein.

7. Headings. The headings in this Agreement are for convenience reference only and shall not alter or otherwise affect the meaning hereof.

8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                              ISRAEL DISCOUNT BANK OF NEW YORK

                                              By: /s/ Robert J. Fainelli
                                                 -------------------------------
                                                 Name: Robert J. Fainelli
                                                 Title: Vice President

                                              By: /s/ Leslie Miller
                                                 -------------------------------
                                                 Name:  Leslie Miller
                                                 Title: Vice President

                                              BANK LEUMI TRUST COMPANY
                                              OF NEW YORK

                                              By: /s/ Melvyn F. Plotzker
                                                 -------------------------------
                                                 Name: Melvyn F. Plotzker
                                                 Title: Vice President


                                              By: /s/ Iris Schechter
                                                 -------------------------------
                                                 Name: Iris Schechter
                                                 Title: Vice President

                                              BANK HAPOALIM B.M.

                                              By: /s/ Lorin Alvarez
                                                 -------------------------------
                                                 Name:  Lorin Alvarez
                                                 Title: Assistant Vice President

                                              By: /s/ Erik Vanderke
                                                 -------------------------------
                                                 Name: Erik Vanderke
                                                 Title: Vice President



                                              EXTEBANK

                                              By: /s/ Kenneth Lipke
                                                 -------------------------------
                                                 Name:  Kenneth Lipke
                                                 Title: Vice President


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                                              EUROPEAN AMERICAN BANK

                                              By: /s/ Dennis Nochowitz
                                                 -------------------------------
                                                 Name: Dennis Nochowitz
                                                 Title: Assistant Vice President


                                              ACKNOWLEDGED AND AGREED:

                                              ELK ASSOCIATES FUNDING CORPORATION

                                              By: /s/ Gary C. Granoff
                                                 -------------------------------
                                                 Name:  Gary C. Granoff
                                                 Title: President


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           EXHIBIT A - filed as Exhibit k.5 to Registration Statement